Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report on the financial statements of Wireless Ventures of Brazil for the year ended December 31, 1996, dated March 27, 1997, appearing in this Registration Statement.

Deloitte & Touche LLP
Seattle, Washington
May 7, 1997